We consent to the reference to our firm under the caption "Experts" and in the headnotes to "Selected Consolidated Financial Information" and to the use of our report dated April 20, 1998 (except Note 12, as to which the date is
________________,   1998),   in  the   Registration   Statement  (Form  S-1  No.
333-_________) and related Prospectus of LMI Aerospace, Inc. for the registration of 2,300,000 shares of its common stock.

                                             Ernst & Young LLP

St. Louis, Missouri

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                             /s/Ernst & Young LLP

St. Louis, Missouri
April 27, 1998